EXHIBIT 99.1

Contact: Josh Berg
Imprimis Pharmaceuticals, Inc.
(858) 704 4041

FOR IMMEDIATE RELEASE

Imprimis Pharmaceuticals, Inc. Acquires Intellectual Property Assets from Buderer Drug Company

Agreement is the first to emerge under exclusive partnership between Imprimis Pharmaceuticals and Professional Compounding Centers of America (PCCA); acquisition allows Imprimis to begin to develop certain innovations created by Ohio-based compounding pharmacy.

San Diego, CA, June 17, 2013/PRNewswire/ Imprimis Pharmaceuticals, Inc. (NASDAQ:IMMY) today announced it has completed the acquisition of intellectual property (IP) rights related to certain proprietary innovations from the compounding pharmacy operations of Ohio-based Buderer Drug Company. The acquisition allows Imprimis to pursue the commercial development of these proprietary innovations and also provides Imprimis with a right of first refusal on additional Buderer Drug Company intellectual property and drug development opportunities.

Buderer Drug Company, which has served the needs of patients and physicians in Ohio since 1878, is a compounding pharmacy member of PCCA. This IP acquisition is the first to emerge from the Imprimis-PCCA relationship.

“Buderer Drug Company is a leading compounding pharmacy organization in the United States, and we are extremely pleased to announce this asset purchase,” said Mark L. Baum, Imprimis CEO. “This new relationship, which could lead to up to three new development programs, is a good example of our plan to begin to leverage our agreement with PCCA into proprietary IP that may ultimately lead to the FDA approval of new medicines to address unmet patient needs. We are in the process of preparing filings with the USPTO related to the acquired assets and intend to communicate with the marketplace with more specificity in the near-term. Ultimately, we intend to develop and commercialize any drug development assets we decide to pursue by utilizing the U.S. Food and Drug Administration (FDA) 505(b)(2) regulatory pathway. The 505(b)(2) pathway has the ability to significantly reduce both cost and duration of the FDA approval process, bringing quality medications more quickly to patients who need them.”

“We are excited at the potential development and commercialization prospects of our ideas. We believe that Imprimis understands and appreciates the important role of the compounding pharmacist in the healthcare system. Further, Imprimis understands that the ideas we generate come from a ‘boots on the ground’ approach – dealing directly with doctors and their patients to address specific and often unmet patient needs. We also appreciate that some drugs are demonstrably difficult for compounders to make and that often times additional research and development is required before a drug can be used in humans, including more formal pre-clinical and clinical research.  We are looking forward to strengthening the bond between our companies and working toward bringing these medicines through the FDA approval process, and then to the marketplace, where they can help people with a myriad of different medical conditions,” said Matt Buderer, R.Ph., Vice President and Chief Compounding Pharmacist with Buderer Drug Company.

Compounding pharmacies work with physicians to develop medications for individual patients. Examples are alternative dosage strengths, or unique dosage forms, such as topical creams or gels, suspensions or solutions with more tolerable drug delivery vehicles.

Access to these formulations may be limited if patients don’t live near a compounding pharmacy or cannot cover the out-of-pocket costs or if their physician is simply unaware of compounding options available to them. Baum said, “Commercialization of formulations developed by Buderer Drug Company by taking them through a regulated FDA process would in the long run allow more patients to benefit from these medications. At the same time, Imprimis respects the rights of pharmacists and physicians to continue to serve their patients’ needs. Imprimis believes having an FDA-approved derivative of compounding’s innovations will enhance the overall acceptance of compounding and develop new opportunities for compounders to serve patients.”

Gus Bassani, Pharm.D., Vice President of Consulting, R&D and Formulations with PCCA, and also an Imprimis board member, said, “Buderer Drug Company and its novel drug technologies are just one example of the depth of creativity and innovation possessed by PCCA’s members. We’ve desired to create a pathway for our members’ innovations that have commercial potential to get FDA approval. Imprimis has developed this pathway for PCCA pharmacy members and we hope to see more in the future.”

Baum added, “We will continue to be open to the ideas, innovation and unique ‘proximity to the patient’ of the more than 4,000 compounding pharmacy members that are a part of the proprietary PCCA network worldwide.”

About Imprimis Pharmaceuticals, Inc. Imprimis Pharmaceuticals, Inc. (NASDAQ:IMMY) is a specialty pharmaceutical company focused on the commercial development of compounded drug formulations. Through its exclusive strategic relationship with Professional Compounding Centers of America (PCCA), the largest compounding pharmacy organization in North America, Imprimis expects to use its proprietary Accudel drug delivery technologies, as well as proprietary drug formulations for new indications and market data obtained through PCCA, to identify and pursue pharmaceutical development opportunities where there is a significant unmet medical need utilizing the FDA 505(b)(2) regulatory pathway. Imprimis’ most near term drug candidate, Impracor, is a Phase III product candidate that utilizes the Accudel topical cream formulation to deliver the active drug ketoprofen, a non-steroidal anti-inflammatory drug (NSAID), through the skin directly into the underlying tissues where the drug exerts its localized anti-inflammatory and analgesic effects.

About Professional Compounding Centers of America, Inc. (PCCA) PCCA is the independent compounding pharmacist’s complete resource for fine chemicals, equipment, devices, flavors, ACPE-accredited training and education, pharmacy software, marketing, business and pharmacy consulting assistance. Its membership includes more than 4,000 independent community pharmacists in the United States, Canada, Australia, and other countries around the world. PCCA’s mission is to strengthen the role, position and skills of member compounding pharmacists so they can meet the unique healthcare needs of patients through its exceptional service, highest-quality products, shared innovations and education.

About Buderer Drug Company Buderer Drug Company was established in Sandusky, Ohio, in 1878.  Today, the company serves patients from its Sandusky location, in addition to offering compounding pharmacy services from locations in Perrysburg and Avon, Ohio. Jim Buderer, R.Ph., and Matt Buderer, R.Ph., along with its other compounding pharmacists, oversee day-to-day patient care at each pharmacy. Buderer Drug Company is pleased to continue meeting the needs of practitioners and patients across northern Ohio.

This press release contains forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such "forward looking statements." Forward looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties which may cause Imprimis’ results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include Imprimis’ ability to obtain intellectual property protection for its assets, including newly acquired intellectual property, the success of any additional research and development activities related to potential product candidates, its ability to raise additional funding, its ability to acquire, develop or commercialize new products and to enter into strategic alliances and transactions,  uncertainties inherent in pre-clinical studies and clinical trials, unexpected new data, safety and technical issues, competition and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no  obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

###